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                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 2001 (except for the matters discussed in Notes 16 and 20 as to which the date is March 28, 2001) included in Andrx Corporation's Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
March 18, 2002.